SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

    Date of report (Date of earliest event reported): FEBRUARY 17, 2000


                            INPRISE CORPORATION
             --------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)


              DELAWARE                  0-16096            94-2895440
    ----------------------------     ------------      -------------------
    (State or Other Jurisdiction     (Commission         (IRS Employer
        of Incorporation)            File Number)      Identification No.)


       100 ENTERPRISE WAY, SCOTTS VALLEY, CALIFORNIA        95066-3249
       ---------------------------------------------------------------
       (Address of principal executive offices)             (zip code)

    Registrant's telephone number, including area code:  (831) 431-1000

                               NOT APPLICABLE
       -------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)



 ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

      On February 18, 2000, Inprise Corporation ("Inprise") announced that it had entered into an agreement to sell its corporate headquarters campus in Scotts Valley, California (the "Campus") to ScanlanKemperBard Companies ("SKB") for $47 million in cash. The Campus spans approximately 25 acres of land and includes the buildings which comprise Inprise's corporate headquarters (including furniture and fixtures not used by Inprise) and an adjacent, unimproved land parcel consisting of approximately 6.7 acres. The transaction is currently scheduled to close in mid-March 2000.

      As part of its agreement with SKB, Inprise will enter into a ten year lease, leasing back approximately 142,000 square feet of office space and approximately 19,000 square feet of storage space, out of a total of approximately 365,000 rentable square feet (approximately 44% of the Campus) in Inprise's corporate headquarters building. Inprise will have the right to sublease its portion of the Campus upon the earlier to occur of (i) the corporate headquarters building becoming 95% leased and (ii) the second anniversary of the signing of the lease agreement. In addition, Inprise has agreed to set aside a reserve of $2.5 million to pay for certain costs incurred in connection with making the Campus suitable for multiple tenants. This reserve will only be used after SKB has spent $2.5 million of its own funds for such purposes.

      As part of the agreement with SKB, Inprise also acquired the option to require SKB to purchase for $17 million in cash the real property that Inprise owns in Scotts Valley, California, at 1700-1800 Greenhills Road. This option is for one year following the closing of the sale of the Campus and is subject to certain terms and conditions.

      The above summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of December 30, 1999, by and between Inprise and SKB and amendments thereto, copies of which are filed hereto as Exhibits 99.1 through 99.7 and are incorporated herein by reference.

 ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
           EXHIBITS.

           (c)   Exhibits

           99.1  Agreement of Purchase and Sale and Joint Escrow
                 Instructions, dated December 30, 1999, by and between Inprise Corporation and ScanlanKemperBard Companies.

           99.2 First Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions, dated January 27, 2000, by and between Inprise Corporation and ScanlanKemperBard Companies.

           99.3 Second Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions, dated February 8, 2000, by and between Inprise Corporation and ScanlanKemperBard Companies.

           99.4 Third Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions, dated February 11, 2000, by and between Inprise Corporation and ScanlanKemperBard Companies.

           99.5 Fourth Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions, dated February 15, 2000, by and between Inprise Corporation and ScanlanKemperBard Companies.

           99.6 Fifth Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions, dated February 16, 2000, by and between Inprise Corporation and ScanlanKemperBard Companies.

           99.7 Sixth Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions, dated February 17, 2000, by and between Inprise Corporation and ScanlanKemperBard Companies.

           99.8  Press Release of Inprise Corporation issued on
                 February 18, 2000.



                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 By:  /s/ JoAnne M. Butler
                                    ---------------------------------
                                    Name:  JoAnne M. Butler
                                    Title: Vice President, General
                                           Counsel and Secretary


 Date:  March 2, 2000



                               EXHIBIT INDEX


 Exhibit No.   Description
 -----------   -----------
    99.1       Agreement of Purchase and Sale and Joint Escrow
               Instructions, dated December 30, 1999, by and between Inprise Corporation and ScanlanKemperBard Companies.

    99.2 First Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions, dated January 27, 2000, by and between Inprise Corporation and ScanlanKemperBard Companies.

    99.3 Second Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions, dated February 8, 2000, by and between Inprise Corporation and ScanlanKemperBard Companies.

    99.4 Third Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions, dated February 11, 2000, by and between Inprise Corporation and ScanlanKemperBard Companies.

    99.5 Fourth Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions, dated February 15, 2000, by and between Inprise Corporation and ScanlanKemperBard Companies.

    99.6 Fifth Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions, dated February 16, 2000, by and between Inprise Corporation and ScanlanKemperBard Companies.

    99.7 Sixth Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions, dated February 17, 2000, by and between Inprise Corporation and ScanlanKemperBard Companies.

    99.8       Press Release of Inprise Corporation issued on February 18,
               2000.